UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 15, 2010

SRKP 27, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53023	26-1583908
(Commission File Number)	(IRS Employer Identification No.)

4737 North Ocean Drive, Suite 207 Lauderdale by the Sea, FL	33308
(Address of Principal Executive Offices)	(Zip Code)

(310) 203-2902
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) by SRKP 27, Inc., a Delaware corporation (the "Company"), on June 10, 2010, the Company entered into a Share Exchange Agreement with HHIT International Enterprise Management Limited, a company organized under the laws of the British Virgin Islands (“HHIT BVI”), HHIT International Group Limited, a company organized under the laws of Hong Kong and a wholly-owned subsidiary of HHIT BVI (“HHIT HK”), Guangzhou Huihai Information Sci-Tech Co., Ltd., a company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of HHIT HK (“HHIT PRC”), Guangzhou HHIT Enterprise Management Co., Ltd., a company organized under the laws of the People’s Republic of China and controlled by HHIT PRC by contractual agreements and arrangements (“HHIT Guangzhou”), and HHIT International Holdings Limited, a company organized under the laws of the British Virgin Islands and sole shareholder of HHIT BVI (the “HHIT Shareholder”). As also reported in the Form 8-K filed with the Commission on June 10, 2010, the Company entered into a Share and Warrant Cancellation Agreement with its stockholders.

As reported in the Current Report on Form 8-K filed with the Commission by the Company on June 24, 2010, the Company entered into an Amended and Restated Share Exchange Agreement with HHIT BVI, HHIT HK, HHIT PRC, HHIT Guangzhou and the HHIT Shareholder.  As also reported in the Form 8-K filed with the Commission on June 24, 2010, the Company entered into an Amended and Restated Share and Warrant Cancellation Agreement with its stockholders.

On July 15, 2010, the Company entered into a Second Amended and Restated Share Exchange Agreement (the “Amended Share Exchange Agreement”) with HHIT BVI, HHIT HK, HHIT PRC, HHIT Guangzhou and the HHIT Shareholder.  Pursuant to the Amended Share Exchange Agreement, the Company agreed to issue an aggregate of 32,972,500 shares of its common stock to the HHIT Shareholder in exchange for 100% of the share capital of HHIT BVI (the "Share Exchange").

On July 15, 2010, the Company also entered into a Second Amended and Restated Share and Warrant Cancellation Agreement (the “Amended Cancellation Agreement”) with all of its existing stockholders, pursuant to which the stockholders agreed to cancel a maximum of 3,496,390 shares of common stock and warrants to purchase 5,768,890 of common stock prior to the closing of the Share Exchange, with the number of shares and warrants being cancelled depending on various factors.

Pursuant to the terms of the Amended Share Exchange Agreement, the Company expects there will be approximately 38,672,500 shares of common stock and warrants to purchase 1,327,500 shares of common stock issued and outstanding after giving effect to the transactions contemplated by the Amended Share Exchange Agreement, assuming the cancellation of the maximum number of shares and warrants pursuant to the Amended Cancellation Agreement.

The consummation of the Share Exchange is subject to certain conditions. The Share Exchange, if consummated, will result in a change-in-control of the Company and the assumption of HHIT BVI’s operations and liabilities. In connection with the change-in-control, there will be a new board of directors and management of the Company.

HHIT BVI is the 100% parent of HHIT HK and HHIT PRC.  HHIT PRC, through a series of contractual arrangements, maintains effective control over the operations of HHIT Guangzhou and receives substantially all of the economic benefits of HHIT Guangzhou.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRKP 27, INC.

Date: July 19, 2010

By: /s/ Richard Rappaport
Name: Richard Rappaport
Title: President